UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
June 2, 2005

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)

Commission File Number: 0-019020

Registrant’s telephone number, including area code: (337) 232-7028

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE

Item 1.01. Entry Into A Material Definitive Agreement

Acquisition of Assets in Oklahoma

     On May 31, 2005, PetroQuest Energy, Inc. (the “Company”) amended two of the four previously announced purchase and sale agreements to acquire assets located in the Arkoma Basin of Oklahoma. The two purchase and sale agreements, which relate to multiple producing gas properties and four gas gathering systems located in Pittsburg and various other Oklahoma counties, were amended to increase the interests to be acquired by the Company in the producing properties by a proportionate 20% and to increase the base purchase price from $17 million to $20.4 million. In order to facilitate the purchase of the additional interests, the closing deadline on the original purchase and sale agreements was extended from June 1, 2005 to June 30, 2005.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired:

NONE

(b)	Pro Forma Financial Information:

NONE

(c)	Exhibits:

NONE

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: June 2, 2005	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Senior Vice President, General Counsel and Secretary

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